Exhibit 99.2

JARDEN CORPORATION Reconciliation of Non-GAAP Financial Measures For the three and nine months ended September 30, 2015 and 2014 in millions

Segment earnings:

	Three months ended		Nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income	$120.2	$108.6	$150.6	$164.4
Income tax provision	72.3	68.8	95.9	105.0
Interest expense, net	57.2	52.7	162.0	159.6
Loss on early extinguishment of debt	—	—	—	54.4
Depreciation and amortization	61.8	48.1	158.8	140.8

Earnings before interest, taxes, depreciation and amortization (EBITDA)	311.5	278.2	567.3	624.2
Other adjustments:
Fair market value adjustment to inventory	20.7	12.3	20.7	13.6
Restructuring costs, net	0.5	0.5	5.0	3.1
Acquisition-related and other costs, net	15.6	14.1	52.4	35.4
Venezuela related charges (a)	—	3.3	60.6	16.9

Segment earnings (As Adjusted EBITDA)	$348.3	$308.4	$706.0	$693.2

Segment margins	15.4%	14.4%	11.8%	11.9%
Net sales	$2,256.3	$2,142.2	$5,993.5	$5,849.1

(a)	Venezuela non-cash impairment, balance sheet remeasurement and deconsolidation charges in 2015, and foreign exchange losses on Venezuela cash conversion in 2014.

Organic net sales:

Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, certain acquisitions and exited businesses from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following tables provide reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the three and nine months ended September 30, 2015:

	Three months ended September 30, 2015
	Branded	Consumer	Outdoor	Process
	Consumables	Solutions	Solutions	Solutions	Eliminations	Consolidated
Net sales growth (decrease)	18.6%	(1.6)%	(3.6)%	8.9%	14.0%	5.3%
Foreign exchange impacts	5.6%	6.3%	7.3%	0.4%	—	6.2%
(Acquisitions) exited businesses and other, net	(17.7)%	2.8%	—	—	—	(5.5)%

Organic net sales growth	6.5%	7.5%	3.7%	9.3%	14.0%	6.0%

	Nine months ended September 30, 2015
	Branded	Consumer	Outdoor	Process
	Consumables	Solutions	Solutions	Solutions	Eliminations	Consolidated
Net sales growth (decrease)	7.7%	3.8%	(4.0)%	7.5%	9.7%	2.5%
Foreign exchange impacts	5.8%	6.0%	6.5%	0.5%	—	5.9%
(Acquisitions) exited businesses and other, net	(6.5)%	(0.4)%	—	—	—	(2.5)%

Organic net sales growth	7.0%	9.4%	2.5%	8.0%	9.7%	5.9%

The following tables provide reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the trailing twelve months ended September 30, 2015:

	Trailing twelve months ended
	September 30, 2015
Net sales increase	$366.8	4.5%
Foreign exchange impacts	408.6	5.1%
(Acquisitions) exited businesses, net	(175.7)	(2.2)%

Organic net sales growth	$599.7	7.4%

Adjusted gross margins:

	Three months ended			Nine months ended
	September 30,	September 30,	Increase/	September 30,	September 30,	Increase/
	2015	2014	(Decrease)	2015	2014	(Decrease)
Gross margins as reported	30.7%	31.4%	(0.7)%	30.1%	30.6%	(0.5)%
Fair market value adjustment to inventory	0.9%	0.6%	0.3%	0.3%	0.2%	0.1%
Acquisition-related and other costs, net	0.3%	0.3%	—	0.6%	0.4%	0.2%

Adjusted gross margins	31.9%	32.3%	(0.4)%	31.0%	31.2%	(0.2)%

Adjusted selling, general administrative (SG&A) expenses as a percent of sales:

	Three months ended			Nine months ended
	September 30,	September 30,	Increase/	September 30,	September 30,	Increase/
	2015	2014	(Decrease)	2015	2014	(Decrease)
Reported SG&A expenses as a percent of sales	19.6%	20.7%	(1.1)%	23.2%	22.3%	0.9%
Acquisition-related and other costs, net	(0.5)%	(0.4)%	(0.1)%	(0.3)%	(0.2)%	(0.1)%
Venezuela related charges	—	(0.2)%	0.2%	(1.0)%	(0.3)%	(0.7)%
Amortization of acquired intangibles	(0.6)%	(0.3)%	(0.3)%	(0.6)%	(0.4)%	(0.2)%

Adjusted SG&A expenses as a percent of sales	18.5%	19.8%	(1.3)%	21.3%	21.4%	(0.1)%

Segment margins:

Segment earnings (As Adjusted EBITDA) margin is calculated by dividing segment earnings (As Adjusted EBITDA) by net sales.

	Three months ended September 30,			Three months ended September 30,
	2015	2014		2015	2014
Consumer Solutions			Branded Consumables
Net sales	$602.4	$612.4	Net sales	$910.5	$768.0
Segment earnings	98.3	98.1	Segment earnings	173.7	135.1
Segment margins	16.3%	16.0%	Segment margins	19.1%	17.6%

2015 Adjusted diluted earnings per share:

Adjusted diluted earnings per share is calculated based on GAAP earnings per diluted share but excluding the impact of certain restructuring, non-operational and non-cash charges and credits. At this time, management is not able to estimate the aggregate impact, if any, of these items in 2015 and therefore is not able to provide a corresponding GAAP equivalent for its adjusted earnings per diluted share guidance.